UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2008
TRIAD FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	333-126538 (Commission File Number)	33-0356705 (IRS Employer Identification No.)

7711 Center Avenue, Suite 100 Huntington Beach, California 92647 (Address of principal executive offices, including zip code)
(714) 373-8300
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 2.05 Costs Associated with Exit or Disposal Activities
SIGNATURES

Item 1.02	Termination of a Material Definitive Agreement.
     On May 30, 2008, Triad Financial Corporation (the “Company”) and certain of its subsidiaries terminated its Warehouse Lending Agreement (the “Warehouse Lending Agreement”), dated as of January 10, 2008, among the Company, as originator and servicer, Triad Financial Warehouse Special Purpose LLC, as seller, Triad Automobile Receivables Warehouse Trust, as borrower, The Bank of New York, as collection account bank, (the “Collection Account Bank”), and Sheffield Receivables Corporation and Barclays Bank PLC, as lenders thereunder. The facility was terminated in light of the Company’s decision to suspend production in its indirect channel (See Item 2.05 below) and in light of the fact that no funds have been drawn under the facility at any time. No early termination fees were incurred by the Company or any of its affiliates in connection with the termination.
     This facility provided up to $500 million of funding for automobile retail installment sales contract receivables originated or purchased by the Company that met certain eligibility requirements. The Company provided a guarantee under the warehouse facility equal to 10% of the amount outstanding at the time the guarantee is drawn.
     From time to time, Barclays Bank PLC or its affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses.

Item 2.05	Costs Associated with Exit or Disposal Activities.
     Effective as of 5 p.m. CDT Friday, May 23, 2008, due to current economic conditions, the Company ceased accepting credit applications in its Indirect (Dealer) originations channel. Approvals previously issued will continue to be processed, and qualifying contracts will continue to be funded through the close of business on June 23, 2008.
     The Company’s Direct-to-Consumer originations channel, RoadLoans.com, will not be affected by this decision. Credit applications received through this channel will continue to be reviewed and, if approved, funded. In addition, the Company’s servicing activities will not be affected by this decision.
     The Company expects that it will incur accounting charges in connection with this decision in an aggregate amount between $7 million and $10 million. Of this amount, between $4.5 million and $5.0 million is expected to be incurred in connection with severance pay and related benefits and an amount between $2.5 million and $5.0 million is expected to be incurred in connection with asset write-downs and other associated costs. Other than severance and other remaining benefit payments, which will be paid by the Company to certain employees, the Company does not expect that the remaining portion of the accounting charge will result in future cash expenditures.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD FINANCIAL CORPORATION

/s/ Timothy M. O’Connor

Date: May 30, 2008	Name: Timothy M. O’Connor
Title: Senior Vice President